SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio (Address of principal executive offices)	44316-0001 (Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Item 5. Other Events

     A news release issued by The Goodyear Tire & Rubber Company on October 22, 2003 contained the following language:

The Goodyear Tire & Rubber Company today announced that it will restate its financial results for the years 1998-2002 and for the first and second quarters of 2003 to record adjustments primarily resulting from the implementation of an enterprise resource planning accounting system (ERP) in 1999 and errors in inter-company billing systems. These adjustments, which are being identified and corrected by Goodyear, do not affect the company’s net cash position, and the restatement will not affect its access to credit facilities.

Although the company is still reviewing the matter, the adjustments are currently expected to decrease net income over the restatement period by up to $100 million. It is expected that the adjustments will result in an improvement in the net loss for the first half of 2003. The improvement is attributable to certain charges previously recognized during the first half of 2003 that will be reflected in the restatement for prior years. A reduction is anticipated in shareholders’ equity as of June 30, 2003, of up to $120 million, of which $20 million relates to periods prior to 1998.

Goodyear will continue its ongoing process of strengthening its accounting procedures and is implementing further improvements to its system of internal controls. The company remains fully dedicated to providing timely and accurate financial reporting.

Goodyear detected the errors in the course of a review of various accounts, including ERP-impacted balance sheet accounts. These accounts were principally within the company’s North American Tire and Engineered Products businesses. The restatement will also include adjustments for timing differences in other areas of the company’s business.

The company’s decision to restate prior-period financial statements was made by Goodyear management with the concurrence of its Audit Committee and its independent auditors, PricewaterhouseCoopers LLP.

              * * * * *

     Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various economic, financial and industry factors including without limitation the company’s ability to implement its cost-cutting plans, realize anticipated savings and operational benefits from the newly ratified labor agreement, and achieve its sales targets. The audit of the adjustments to the prior period financial statements is not complete. Accordingly, it is possible that the range of amounts reflected above may change. Additional factors that may cause actual results to differ materially from those indicated by such forward looking statements are discussed in the company’s Form 10-K for the year ended Dec. 31, 2002 and Form 10-Q for the quarter ended June 30, 2003, which are on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Item 12. Results of Operations and Financial Condition.

     A copy of the news release issued by The Goodyear Tire & Rubber Company on Wednesday, October 22, 2003, announcing a restatement of its financial results for the years 1998 to 2002 and for the first and second quarters of 2003 and describing certain estimated results of operations for the quarter ended September 30, 2003, is attached hereto as Exhibit 99 and is incorporated by reference into this Item 12.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: October 23, 2003	By /s/ Robert W. Tieken Robert W. Tieken Executive Vice President and Chief Financial Officer

Exhibit Index

99	News Release dated October 22, 2003.